UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2018

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2018, NetScout Systems, Inc. (the “Company”) entered into agreements with each of JPMorgan Chase Bank, National Association and Bank of America, N.A. (the “Dealers”) to repurchase an aggregate of $300 million of the Company’s common stock via accelerated stock repurchase transactions (the “ASR”) under the Company’s previously disclosed 25 million share repurchase program.

Under the terms of the ASR, the Company will make a $150 million payment to each of the Dealers on February 2, 2018, and will receive an initial delivery from each of the Dealers of approximately 3.69 million shares, or approximately 7.39 million shares in the aggregate, which is approximately 70 percent of the total number of shares of the Company’s common stock expected to be repurchased under the ASR. The final number of shares to be repurchased is dependent upon the average of the daily volume-weighted average stock prices of the Company’s common stock during the term of the ASR, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR. Under certain circumstances, the delivery of additional shares of common stock to the Company or an additional delivery of shares of common stock or a cash payment, at the Company’s election, by the Company to the Dealers may be required. The final settlement of each of the ASR transactions is expected to occur no later than the end of the second quarter of the Company’s fiscal year 2019.

On February 1, 2018, the Company borrowed $300 million aggregate principal amount under its revolving credit facility, dated as of July 14, 2015, as amended on January 16, 2018 (the “Credit Facility”) in order to finance the payment of the initial purchase price of its common stock to each of the Dealers under the ASR. A more detailed description of the Company’s amended and restated credit agreement and the revolving credit facility can be found in the Company’s Current Report on Form 8-K, filed with the SEC on January 18, 2018.

The foregoing description of the ASR is qualified in its entirety by reference to the ASR agreements, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Confirmation – Issuer Forward Repurchase Transaction, dated February 1, 2018, between NetScout Systems, Inc. and JPMorgan Chase Bank, National Association.

10.2	Confirmation – Issuer Forward Repurchase Transaction, dated February 1, 2018, between NetScout Systems, Inc. and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ Jean Bua
Jean Bua
Chief Financial Officer

Date: February 1, 2018